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As filed with the Securities and Exchange Commission on July 30, 2004

Registration No. 333-107077

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

INLAND REAL ESTATE CORPORATION
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation or organization)	36-3953261 (I.R.S. Employer Identification Number)

2901 Butterfield Road
Oak Brook, Illinois 60523
(630) 218-8000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Mark E. Zalatoris
Chief Operating Officer and Treasurer
Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523
(630) 218-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

David J. Kayner	Michael J. Choate
Inland Real Estate Corporation	Shefsky & Froelich Ltd.
2901 Butterfield Road	444 North Michigan Avenue, Suite 2500
Oak Brook, Illinois 60523	Chicago, Illinois 60611
(630) 218-8000	(312) 836-4066

Approximate date of commencement of proposed sale to the public:    As soon as practicable after effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

PROSPECTUS

INLAND REAL ESTATE CORPORATION
DIVIDEND REINVESTMENT PLAN
7,500,000 Shares of Common Stock

        THIS PROSPECTUS CONTAINS CHANGES TO THE COMPANY'S EXISTING DISTRIBUTION REINVESTMENT PROGRAM, EFFECTIVE AS OF JULY 30, 2004. IT SHOULD BE RETAINED FOR FUTURE REFERENCE.

PLAN SUMMARY:

        Inland Real Estate Corporation ("Inland Real Estate" or the "Company"), as a service to its stockholders, hereby offers participation in its Dividend Reinvestment Plan (the "Plan"). The Plan is designed to provide participants with a simple, convenient and economical way to purchase shares of the Company's common stock. This Plan also includes several new features, such as Partial Dividend Reinvestment and a Stock Certificate Custodian Service, which are described more fully in this Prospectus. This Plan amends and restates the Company's existing Distribution Reinvestment Program, effective as of July 30, 2004, and current participants in that program automatically will be continued in this Plan. Stockholders who choose not to participate in the Plan will continue to receive cash dividends, as declared and paid by the Company, in the usual manner.

        The Company's common stock is listed on the New York Stock Exchange under the ticker symbol "IRC." The last reported sales price per share of our common stock on July 28, 2004 was $13.20. Our principal executive offices are located at 2901 Butterfield Road, Oak Brook, Illinois 60523, and our telephone number is (888) 331-4732.

        This Prospectus relates to shares of Inland Real Estate's common stock registered under the Plan. Generally, you may purchase shares of common stock at a price equal to 100% of the average of the daily open and close sales price per share, as reported by the New York Stock Exchange, of our common stock for the five trading days immediately preceding the investment date. Shares purchased under the Plan may be, at the option of the Company, newly issued shares, treasury shares, or shares purchased on the open market by an agent of the Company or any combination of the foregoing.

        Investing in shares of our common stock involves risks. You should carefully read the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which is incorporated by reference into this Prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense. The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The date of this Prospectus is July 30, 2004.

 RISK FACTORS

        Investing in shares of our common stock involves risks. You should carefully read the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which is incorporated by reference into this Prospectus.

ABOUT THIS PROSPECTUS

        This Prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this Prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see the agreement or document for a complete description of these matters. You should not assume that the information in this Prospectus is accurate as of any date other than the date set forth on the front of this Prospectus.

        You should carefully read this Prospectus together with the additional information described under the headings "Available Information" and "Documents Incorporated By Reference" below.

AVAILABLE INFORMATION

        Inland Real Estate is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, we file reports, proxy materials and other information with the SEC. These reports, proxy materials and other information can be inspected and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information electronically filed by registrants with the SEC. The Company's common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "IRC" and all reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE's offices at 20 Broad Street, New York, New York 10005. Our website is located at http://www.inlandrealestate.com.

DOCUMENTS INCORPORATED BY REFERENCE

        The following documents are incorporated by reference into this Prospectus:

  (a)
  Inland Real Estate's Annual Report on Form 10-K for the year ended December 31, 2003;

  (b)
  Inland Real Estate's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

  (c)
  Inland Real Estate's Current Reports on Form 8-K filed with the SEC on February 24, April 12, April 13, April 23, April 26, May 24, June 3, June 14, June 21, July 1, July 14, July 20, July 22 and July 30, 2004; provided, however, that in no event shall any information disclosed or furnished by Inland Real Estate under Item 9 or Item 12 of any Current Report on Form 8-K be deemed incorporated by reference into, or otherwise included in, this Prospectus except as shall be expressly set forth by specific reference in such filing;

  (d)
  the description of the Company's common stock contained in the Company's Registration Statements on Form 8-A filed with the SEC on April 26, 1996 and May 17, 2004; and

  (e)
  all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the shares pursuant to the Plan covered by this Prospectus; provided, however, that in no event shall any information disclosed or furnished by Inland Real Estate under Item 9 or Item 12 (or Item 7.01 or Item 2.02, respectively, as of August 23, 2004) of any Current Report on Form 8-K subsequent to the date of this Prospectus and prior to the termination of the offering be deemed incorporated by reference into, or otherwise included in, this Prospectus except as shall be expressly set forth by specific reference in such filing.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        Anyone to whom this Prospectus is delivered may obtain without charge, upon written or oral request, a copy of any of the documents (other than exhibits, unless the exhibits are specifically incorporated by reference into those documents or this Prospectus) incorporated herein by reference. Please direct requests to Registrar and Transfer Company, Investor Relations Department, 10 Commerce Drive, Cranford, New Jersey 07016 (telephone number 1-800-368-5948).

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

        We make forward-looking statements in this Prospectus, and in documents that are incorporated by reference in this Prospectus, that are subject to risks and uncertainties. Forward-looking statements include information concerning our possible or assumed future results of operation. Also, statements including words such as "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions are forward-looking statements. Many factors, some of which are discussed elsewhere in this Prospectus and in the documents incorporated by reference in this Prospectus, could affect our future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained or incorporated by reference in this Prospectus. Important factors that could cause actual results to differ materially from current expectations reflected in the forward-looking statements in this Prospectus include, among others, the risk factors discussed in the filings made by us with the SEC that are identified above and incorporated in this Prospectus by reference.

        Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. In all cases, we claim the protection of the safe harbors for forward-looking statements created by Section 27A of the Securities Act and Section 21E of the Exchange Act. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

INLAND REAL ESTATE CORPORATION

        We are a self-administered real estate investment trust ("REIT") formed under Maryland law. We qualified as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), for federal income tax purposes commencing with the tax year ending December 31, 1995. We own and acquire "Neighborhood Retail Centers" and "Community Centers" located primarily within an approximate 400-mile radius of our headquarters in Oak Brook, Illinois as well as single-user retail properties located throughout the United States. We also are permitted to construct or develop properties, or render services in connection with such development or construction, subject to our compliance with the rules governing real estate investment trusts under the Code. As of March 31, 2004, we owned 138 investment properties comprised of:

    •
    Eighty-six Neighborhood Retail Centers totaling approximately 5,700,000 gross leasable square feet;

    •
    Twenty-three Community Centers totaling approximately 4,700,000 gross leasable square feet; and

    •
    Twenty-nine single-user retail properties totaling approximately 1,400,000 gross leasable square feet.

TERMS AND CONDITIONS OF THE PLAN

        To aid in your understanding of the question-and-answer statements set forth below, you may find the following basic definitions useful:

        "Shares registered in your name" means shares of the Company's common stock you hold in certificate form. If you do not hold a certificate, it is likely that the shares of common stock you own are registered in the name of another (e.g., in the name of a broker, bank or trustee holding shares of common stock on your behalf) and are held for you by the registered owner in an account in your name.

        "Shares enrolled in the Plan" means shares of the Company's common stock registered in your name, which are held in certificate form, that you have chosen to enroll in the Plan. Unless you elect to take advantage of the Plan's Stock Certificate Custodian Service, shares enrolled in the Plan will remain registered in your name and you will continue to hold the certificate(s) representing those shares. Dividends on all shares enrolled in the Plan are automatically reinvested in additional shares of the Company's common stock. You do not have to enroll all of your shares of common stock in the Plan.

        "Shares held in the Plan" or "Plan Shares" are shares of the Company's common stock purchased by your reinvested dividends and shares deposited by you (see below) in the Plan through the Plan's Stock Certificate Custodian Service. Shares held in the Plan are registered in the name of the Administrator, or its nominee, but are credited to your individual Plan Account maintained by the Administrator. Dividends on all shares held in the Plan are automatically reinvested in additional shares of the Company's common stock.

        "Shares deposited in the Plan" means certificated shares of the Company's common stock that you have asked the Administrator to hold for safekeeping under the Plan's Stock Certificate Custodian Service. Once deposited, the certificate is cancelled, the shares of common stock are registered in the name of the Administrator, or its nominee, and are credited to your Plan Account to be treated in the same manner as all other Plan Shares.

        The following question-and-answer statements define the Company's Dividend Reinvestment Plan, effective as of July 30, 2004.

Purpose

1.    What is the purpose of the Plan?

        The purpose of the Plan is to provide eligible stockholders (see Question 5) with a simple, convenient and economical method of investing cash dividends in additional shares of the Company's common stock. The Plan is intended to be used by you as a vehicle for long-term investment in the Company's common stock and for building your holdings in the Company's common stock.

        Maximum Ownership of Shares.    To maintain our qualification as a REIT, no more than 50% of our outstanding shares of common stock may be owned directly or indirectly by five or fewer individuals at any time during July through December of each year. To ensure that we meet this test, our Third Articles of Amendment and Restatement provide that no person may own more than 9.8% of our issued and outstanding common stock. Therefore, to the extent that any purchase of shares of common stock under the Plan would cause you to own in excess of 9.8% of our issued and outstanding common stock, you may not reinvest your distributions to purchase additional shares of common stock.

Investment Options

2.    What investment options are available to participants in the Plan?

        The Plan provides two basic options for purchasing additional shares of common stock. Cash dividends on all shares of common stock held in your Plan Account are automatically reinvested to purchase additional shares of common stock regardless of which investment option is selected:

        Full Dividend Reinvestment Option.    You may have cash dividends on all of your shares of common stock automatically reinvested; or

        Partial Dividend Reinvestment Option.    You may reinvest dividends on a portion of the shares of common stock you own and continue to receive cash dividends on the other shares of common stock registered in your name. You can take advantage of this option by enrolling in the Plan only those shares for which you wish to reinvest dividends.

Benefits and Disadvantages

3.    What are the benefits and disadvantages of the Plan?

        Benefits.    Before deciding whether to participate in the Plan, you should consider the following benefits of the Plan:

    •
    You may purchase additional shares of the Company's common stock on a monthly basis by automatically reinvesting cash dividends on all, or less than all, of the shares of common stock registered in your name. You will continue to receive cash dividends for those shares of common stock that you choose not to enroll in the Plan.

    •
    No commissions, brokerage fees or service charges will be paid by you in connection with purchases under the Plan.

    •
    Your funds will be fully invested because the Plan permits fractions of shares of common stock to be credited to your account. Dividends on such fractions, as well as on whole shares, will be reinvested in additional shares of common stock and credited to your account.

    •
    You may direct the Administrator to transfer, at any time and at no cost to you, all or a portion of shares of common stock held in the Plan to a new or existing Plan Account for another person.

    •
    You will avoid the need for safekeeping of stock certificates for shares of common stock credited to your account under the Plan, thereby avoiding risks of loss, theft or destruction.

    •
    You also have the option to deposit in the Plan, at no cost to you, any stock certificates in your possession using the Plan's Stock Certificate Custodian Service. With this option you will avoid the need for certificate safekeeping. You also will have the benefit of selling or transferring deposited shares of common stock through the Plan.

    •
    Regular monthly statements from the Administrator reflecting all current activity in your account, including purchases, sales and latest balance, will simplify your recordkeeping.

    •
    You may elect to sell shares held in the Plan through the Plan.

        Disadvantages.    Before deciding whether to participate in the Plan, you should consider the following disadvantages of the Plan:

    •
    We are not offering a discount on purchases of shares of common stock made through dividend reinvestments, although we reserve the right to offer a discount in the future.

    •
    Without giving you prior notice, we may direct the Administrator to buy shares of common stock under the Plan either directly from us or in the open market.

    •
    You will be treated for federal income tax purposes as receiving a distribution equal to the fair market value of the shares of common stock credited to your Plan Account as a result of the reinvestment of cash dividends. This distribution will be taxable as a dividend to the extent of our earnings and profits. Accordingly, you may have a tax liability without a corresponding distribution of cash with which to pay the liability when it comes due.

    •
    You may not know the actual number of shares of common stock credited to your Plan Account until after the applicable Dividend Payment Date, as defined in Question 15.

    •
    Because the purchase price for shares of common stock under the Plan will be based on an average price per share, the price paid for shares of common stock on any date may be greater than the price at which shares of the common stock are then trading.

    •
    Sales of common stock held in your Plan Account may take up to five business days to process.

    •
    You may be incur brokerage commissions, fees and income taxes, as described in Question 12.

    •
    You may not pledge shares of common stock deposited in your Plan Account unless you withdraw the shares from the Plan.

Administration

4.    Who administers the Plan for participants?

        Registrar and Transfer Company (the "Administrator") administers the Plan, keeps records, sends statements of account to each participant, and performs other duties related to the Plan. Shares purchased under the Plan will be registered in the name of the Administrator, or its nominee, and the Administrator will maintain an individual account for you to record your interests in the Plan.

        The Company, in conjunction with the Administrator, may adopt rules and regulations to facilitate the administration of the Plan. The Company reserves the right to interpret the provisions of the Plan, and any rules and regulations adopted in accordance therewith, in its sole discretion. The determination of any matter with respect to the Plan made by the Company in good faith shall be final and conclusive and binding on the Administrator and all participants in the Plan. The Administrator currently acts as dividend disbursing and transfer agent for the Company's common stock and may have other business relationships with the Company from time to time.

        The Administrator may be reached as shown below:

INFORMATION ABOUT THE PLAN
For answers to questions regarding the Plan and to request Plan forms, please contact:
Registrar and Transfer Company Investor Relations Department (800) 368-5948 email: info@rtco.com website: http://www.rtco.com
From outside the continental United States, call (908) 497-2300
Send enrollment forms or termination requests to:
Registrar and Transfer Company Dividend Reinvestment Department P.O. Box 664 Cranford, New Jersey 07016
Please include your account number or Social Security number on all correspondence. Also, please include a telephone number where you can be reached during business hours.

Eligibility and Enrollment

5.    Who is eligible to participate?

        If you are a stockholder and have shares of the Company's common stock registered in your name, you are eligible to participate in the Plan. If your shares of common stock are registered in a name other than your own (e.g., in the name of a broker, bank or trustee holding shares of common stock on your behalf) and you want to participate in the Plan, you may be able to arrange for the entity holding your shares of common stock to participate in the Plan. You should consult directly with the entity holding your shares to determine if they can enroll in the Plan. If not, you should become the stockholder of record by having your shares of common stock registered directly in your own name. You will not be eligible to participate in the Plan, however, if you reside in a jurisdiction in which it is unlawful or unduly burdensome for the Company or the Administrator to let you participate.

        The Company reserves the right to reject the enrollment of any participant who has abused the Plan through excessive sales, terminations and enrollments, or otherwise (see Questions 1 and 35).

6.    When may an eligible person join the Plan?

        If you are eligible to participate as described in Question 5 and have been furnished a copy of this Prospectus, you may join the Plan at any time. Your enrollment will become effective as described below in Question 11.

7.    How does an eligible person join the Plan?

        You may join the Plan by signing an Enrollment Form and returning it to the Administrator. In the event you wish to enroll shares of common stock that are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered stockholders must sign the Enrollment Form. You may obtain an Enrollment Form at any time by calling the telephone number for the Administrator set forth in Question 4. If you are currently a participant in the Company's Distribution Reinvestment Program, you are automatically continued in this Plan and do not need to send in another Enrollment Form.

8.    Is partial participation possible under the Plan?

        Yes. You may elect to enroll in the Plan all, or less than all, of the shares of the Company's common stock registered in your name. However, dividends on all shares of common stock purchased in the Plan by reinvestment will be reinvested so long as those shares of common stock are held in the Plan.

9.    For what reinvestment options does the Enrollment Form provide?

        The Enrollment Form authorizes the Administrator to invest in accordance with the Plan all cash dividends paid on your shares of common stock then or subsequently enrolled in the Plan. Cash dividends paid on your shares of common stock held by the Administrator in your Plan Account will be reinvested in accordance with the Plan, including cash dividends on shares of common stock deposited in the Plan under the Plan's Stock Certificate Custodian Service (see Question 28). The Enrollment Form also provides for the partial enrollment in the Plan of your shares of common stock. If you do not wish all of the shares of common stock held in your name to be enrolled in the Plan, you may designate the number of shares of common stock you do wish enrolled.

10.    How may a participant change options under the Plan?

        As a participant, you may change your reinvestment options at any time by requesting a new Enrollment Form and returning it to the Administrator at the address set forth in Question 4. Any change in reinvestment option must be received by the Administrator not later than the Record Date for the next

Dividend Payment Date in order to make a change with respect to that dividend payment (see also Questions 11, 13 and 15).

11.    When does enrollment in the Plan become effective?

        Your signed Enrollment Form will be processed as quickly as practicable after its receipt by the Administrator. Reinvestment of cash dividends on your shares of common stock enrolled in the Plan will take place as follows:

  •
  If your signed Enrollment Form is received by the Administrator on or prior to the Record Date for the next Dividend Payment Date, reinvestment of dividends on your enrolled shares of common stock will begin with that Dividend Payment Date.

  •
  If your signed Enrollment Form is received by the Administrator after the Record Date for the next Dividend Payment Date, that dividend payment will be made in cash and reinvestment of dividends on your enrolled shares of common stock will begin with the next following Dividend Payment Date.

  •
  Reinvestment of dividends on shares of common stock you deposit in the Plan through the Stock Certificate Custodian Service will begin on the Dividend Payment Date corresponding to the first dividend Record Date following receipt by the Administrator of your stock certificate(s) and letter of instruction (see Question 30).

For a discussion of Record Dates and Dividend Payment Dates, see Questions 13 and 15.

Costs

12.    Are there any costs to participants in the Plan?

        All costs to administer the Plan are paid by the Company, except:

    •
    If you elect to have the Administrator sell some or all of your Plan Shares, you will be charged a brokerage commission, a $15.00 handling fee per transaction and any applicable taxes to be paid or withheld by the Administrator.

    •
    If you elect to have stock certificates issued to you for some or all of your Plan Shares, either upon termination of your participation in the Plan or otherwise, you will be charged a $10.00 handling fee per stock certificate.

    •
    You may incur income taxes as a result of your participation in the Plan (see Question 23).

Purchases

13.    When are the Record Dates and Dividend Payment Dates for the Company's dividends?

        You should not assume that the Company will pay dividends or pay them in any particular amount or on any particular date. For a given dividend, the Company will announce the Dividend Payment Date and corresponding Record Date at least ten days prior to the Record Date in question.

        The Company currently has no plans to declare any special or extraordinary dividends. However, should any such special dividend be declared, the Record Dates and Dividend Payment Dates for it will be announced by the Company, and the amount due on shares of common stock enrolled in the Plan will be paid to your account under the Plan and invested in accordance with the Plan, subject to your right to withdraw at any time.

14.    What is the source of shares purchased under the Plan?

        At the discretion of Inland Real Estate, shares of common stock purchased with reinvested dividends may be:

    •
    shares of common stock purchased directly from the Company, either as newly issued or treasury shares;

    •
    shares of common stock purchased in the open market by the Administrator on your behalf; or

    •
    any combination of the foregoing.

15.    When will shares be purchased under the Plan?

        Cash dividends reinvested under the Plan will be applied to the purchase of shares of common stock on the dates that cash dividends are paid on the Company's common stock (each, a "Dividend Payment Date"). Your Plan Account generally will be credited with purchased shares on the Dividend Payment Date, and your dividend and voting rights as to purchased shares of common stock generally will commence on that date. See also Question 16.

16.    What will be the price of the shares purchased under the Plan?

        If shares are purchased directly from Inland Real Estate, the price per share for shares of common stock purchased for you under the Plan on any Dividend Payment Date will be equal to 100% of the average of the daily open and close sales price per share, as reported by the New York Stock Exchange, of our common stock for the five trading days immediately preceding that Dividend Payment Date. If shares are purchased in the open market, the price per share for shares of common stock purchased for you under the Plan will be equal to 100% of the average cost, excluding brokerage commissions, of all shares purchased for the Plan by the Administrator on that particular Dividend Payment Date (and, if necessary, the day or several days following such Dividend Payment Date if it is not administratively feasible or practicable for the Administrator to complete the required purchase on the New York Stock Exchange on such Dividend Payment Date). The Company will pay all brokerage commissions incurred in connection with the purchase of shares of common stock in the open market.

        If there is no trading in the Company's shares on the New York Stock Exchange on the Dividend Payment Date, or during the five trading days immediately preceding that particular Dividend Payment Date, that Company, in its sole discretion, will determine the purchase price per share on the Dividend Payment Date. No shares of common stock will be sold by the Company to participants in the Plan at less than the par value of such shares.

17.    How many shares will be purchased for participants?

        The number of shares of common stock purchased for you depends on the aggregate amount of your cash dividends and the purchase price per share, determined in accordance with Question 16. Your account will be credited with that number of shares of common stock, including fractions computed to four decimal places, equal to the aggregate amount of your cash dividends on any particular Dividend Payment Date, less taxes on dividends (if applicable, see Question 24), divided by the applicable purchase price per share. The Administrator and the Company will not accept orders to purchase a specific number of shares, to purchase at specific prices, or to purchase on days other than the applicable Dividend Payment Date. We will not, however, purchase shares of common stock for you under the Plan to the extent that the purchase would cause you to own in excess of 9.8% of our issued and outstanding shares of common stock, unless that limitation is waived by our board of directors.

18.    Will shares purchased through the Plan earn dividends?

        Yes. All shares of common stock held for your account under the Plan, including fractional shares, will be entitled to any dividends declared by the Company. All cash dividends payable on all shares credited to your account under the Plan will be automatically reinvested in additional shares at a price as described in Question 16.

        Only shares of common stock held as of the Record Date for a given dividend are entitled to that dividend. Thus, shares of common stock acquired after the Record Date for a given dividend, but before the Dividend Payment Date for that dividend, will not be entitled to that particular dividend, but will be entitled to any subsequent dividend for which they are shares of record on the Record Date (see also Question 13).

Sales and Transfers of Shares Held in the Plan

19.    May a participant sell shares held in a Plan Account?

        Yes. You may request to have any whole number of shares held in your Plan Account (including shares held under the Plan's Stock Certificate Custodian Service) sold by submitting a request to the address set forth in Question 4. To expedite your transaction request, please use the tear-off stub and business reply envelope enclosed with your monthly statement. The sale will be made by the Administrator for your account on the open market within ten business days after receipt of your request. The sale price of the shares to be sold will be the market price at the time the shares are sold by the Administrator. A check for the net proceeds from the sale will be mailed to you within five business days after completion of the sale. The sale proceeds will be net of brokerage fees or commissions, a $15.00 handling fee and any applicable transfer or withholding taxes.

        If a sale occurs on or after an "ex-dividend date" but before the related Dividend Payment Date, the sale will be processed as described above and you will be entitled to receive the dividend on those shares. This dividend will be reinvested in the Plan unless the sale is part of a termination (see Question 33). An "ex-dividend date" is generally two business days before the Record Date for the dividend.

        Timing and Control.    Because the Administrator will sell shares on behalf of the Plan, neither Inland Real Estate nor any participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan, and will bear the market risk associated with fluctuation in the price of Inland Real Estate's common stock. That is, if you send in a request to sell shares, it is possible that the market price of Inland Real Estate common stock could go down or up before the broker sells your shares. In addition, you will not earn interest on a sales transaction.

        Dividends on shares of common stock remaining in your Plan Account after a partial sale will continue to be reinvested under the Plan. However, a request to sell shares, the execution of which would result in less than 25 shares remaining in your Plan Account, will be considered by the Administrator to be a request to terminate participation in the Plan and to sell all the shares held in the Plan. Following such a request, you will receive a check for the net proceeds from the sale of all whole shares of common stock held in your Plan Account and your Plan Account will be closed (see Question 33).

20.    May a participant assign, transfer or pledge to another person all or part of his or her shares held in the Plan?

        You may change the ownership of all or part of your shares of common stock held in the Plan (including shares held under the Plan's Stock Certificate Custodian Service) through gift, private sale or otherwise. If you wish to transfer ownership, you should contact the Administrator by telephone as set forth in Question 4. The Administrator will provide you with instructions on how to complete the transfer. This transfer generally will be completed at no cost to you.

        You may not pledge (e.g., use as security for a loan), assign or otherwise encumber shares of common stock held in the Plan, including shares held under the Plan's Stock Certificate Custodian Service. If you wish to pledge, assign or encumber Plan Shares, you must request that a stock certificate for such Plan Shares be issued in your name (see Question 26).

21.    If Plan Shares are transferred to another person, will the Company issue a stock certificate to the transferee?

        No. The Administrator will retain the shares, and the shares will be credited to the recipient's Plan Account. If the transferee is not already a Plan participant, the transfer will be accomplished as soon as the Administrator receives a signed Enrollment Form (the transferee will be considered a registered stockholder for purposes of enrollment whether or not he or she owned shares of the Company's common stock prior to the transfer). Dividends on all shares transferred to and held in the transferee's Plan Account will be reinvested under the terms of the Plan.

22.    How will a transferee be advised of his or her stock ownership?

        The transferee will begin to receive Statements of Account just like other Plan participants.

Taxes

23.    What are the income tax consequences of participation in the Plan?

        The Company believes the following to be an accurate summary of the federal income tax consequences for Plan participants as of the date of this Prospectus. You are urged to consult with your own tax advisor to determine the particular tax consequences that may result from your participation in the Plan and the subsequent disposition by you of shares of common stock purchased pursuant to the Plan.

        (1)   Cash dividends reinvested under the Plan are, in effect, treated for federal income tax purposes as having been received in cash on the Dividend Payment Date even though they are used to purchase additional shares of common stock.

        (2)   The tax basis per share of shares of common stock purchased under the Plan is the average purchase price per share of the common stock as described in Question 16 plus, to the extent shares are purchased on the open market, the per share amount of any brokerage charges paid by the Company on your behalf.

        (3)   To the extent that shares are purchased on the open market, brokerage charges paid by the Company on your behalf are treated as distributions subject to federal income tax. Such brokerage charges are listed as "Tax Reportable Company Paid Fees and/or Commissions" on your Statement of Account.

        (4)   The holding period for shares of common stock acquired with reinvested dividends will begin on the day following the Dividend Payment Date on which the shares were credited to your Plan Account (see Question 15).

        (5)   You will not realize any taxable income when you receive a certificate for whole shares credited to your account, either upon your request for issue to you of a certain number of those shares or upon withdrawal from or termination of the Plan. There will be no additional taxable income by reason of the Company bearing the cost of administration of the Plan other than as set forth in subsection (3) above.

        (6)   You may realize a gain or loss when shares are sold or exchanged, whether such sale or exchange is pursuant to your request to withdraw from the Plan (see Question 33) or takes place after withdrawal from or termination of the Plan. You also may realize a gain or loss if you withdraw from the Plan and receive a cash payment for a fraction of a share credited to your Plan Account. The amount of such gain or loss will be the difference between the amount you receive for the shares or fraction of a share and the tax basis of the shares, as defined in subsection (2) above.

24.    How are income tax withholding provisions applied to participants in the Plan?

        If you fail to furnish a valid taxpayer identification number to the Administrator and to certify that you are not subject to backup withholding, then the Administrator is required by law to withhold taxes from the amount of dividends and the proceeds from any sale of your shares. The withheld amount will be deducted from the amount of dividends and the remaining amount of dividends reinvested. In the case of a sale, the withheld amount will be deducted from the sale proceeds and the remaining amount will be sent to you.

        If you are a non-U.S. stockholder whose dividends are subject to United States income tax withholding, the amount of tax to be withheld will be deducted from the amount of dividends and the remaining amount of dividends will be reinvested.

Reports to Participants

25.    What kinds of reports will be sent to participants in the Plan?

        As soon as practicable after each Dividend Payment Date, a monthly summary statement of your account will be mailed to you by the Administrator. These monthly statements are your continuing record of current activity including the cost of your purchases and proceeds from your sales in the Plan. They should be retained for tax purposes. In addition, you will be sent copies of other communications sent to holders of the Company's common stock, including the Company's annual report, the notice of annual meeting, proxy statement, and the information you will need for reporting your dividend income for federal income tax purposes.

        All notices, statements and reports from the Administrator and Company to you will be addressed to your latest address of record with the Administrator. Therefore, you must promptly notify the Administrator of any change of address. To be effective with respect to mailings of dividend checks, address changes must be received by the Administrator prior to the Record Date for the next Dividend Payment Date.

Certificates for Shares

26.    Will certificates be issued for shares purchased?

        Only if you request them. Shares of common stock purchased through the Plan will be credited to your Plan Account under your name, but they will not be registered in your name. Certificates will not be issued to you for shares of common stock credited to your account unless you request the Administrator in writing to do so or unless your account is terminated. The number of shares of common stock credited to your Plan Account will be shown on the monthly statement of your account. This service eliminates the need for safekeeping by you to protect against loss, theft or destruction of stock certificates.

        At any time, you may request that the Administrator send you a certificate for all or part of the whole shares of common stock credited to your account. The request should be mailed to the address set forth in Question 4 and should include a check payable to Registrar and Transfer Company covering the $10.00 handling fee for each stock certificate ordered. To expedite your transaction request, please use the tear-off stub and business reply envelope enclosed with your monthly statement. A certificate will be issued within ten business days after receipt of your request.

        Any remaining shares, whole and fractional, will continue to be credited to your account. If you have elected the Full Dividend Reinvestment Option, shares for which certificates are issued will be deemed to be enrolled in the Plan (in addition to certificated shares, if any, that you have already enrolled in the Plan). Thus, dividends on these shares will continue to be reinvested in the Plan until the shares are sold by you or withdrawn from the Plan by you pursuant to the Partial Dividend Reinvestment Option (see Questions 2, 36 and 37).

        CERTIFICATES FOR FRACTIONAL SHARES WILL NOT BE ISSUED UNDER ANY CIRCUMSTANCES.

27.    In whose name will certificates be registered when issued to participants?

        Accounts under the Plan are maintained in the name in which your shares are registered at the time you enter the Plan. Consequently, certificates for whole shares purchased under the Plan will be similarly registered when issued to you upon your request.

Stock Certificate Custodian Service

28.    What is the purpose of the Plan's Stock Certificate Custodian Service for stock certificates and how does it work?

        The purpose of the Plan's Stock Certificate Custodian Service is to permit you, as a participant in the Plan, to deposit any stock certificates in your possession with the Administrator for safekeeping. Shares of the Company's common stock deposited for certificate safekeeping are transferred to the Administrator or its nominee and are credited to your Plan Account.

29.    What are the advantages of the Plan's Stock Certificate Custodian Service?

        The Plan's Stock Certificate Custodian Service for safekeeping of stock certificates offers two significant advantages to you:

  •
  The risk associated with loss, theft or destruction of your stock certificates is eliminated. Ordinarily, if a stock certificate is lost or stolen, no transfer or sale of shares may take place until a replacement certificate is obtained. This procedure is not always simple and usually results in costs and paperwork both to you and to the Company.

  •
  Because shares deposited with the Administrator for safekeeping are treated in the same manner as shares purchased through the Plan, dividends on those shares are automatically reinvested and they may be sold or transferred through the Plan in a convenient, economical and efficient manner.

30.    How may stock certificates be deposited with the Administrator?

        If you wish to deposit your stock certificates with the Administrator, you must complete and return to the Administrator a letter of instruction together with the stock certificates registered in your name that are to be deposited. The Administrator recommends using registered, insured mail.

31.    What happens to cash dividends paid on shares of the Company's stock deposited with the Administrator?

        Cash dividends paid on shares of the Company's common stock deposited with the Administrator will be reinvested in additional shares of the Company's common stock.

32.    May shares remain on deposit with the Administrator if participation in the Plan is discontinued?

        No. Upon withdrawal from the Plan, you must elect to receive your Plan Shares either by certificate or in cash (see Question 33).

Termination of Participation

33.    How does a participant terminate participation in the Plan?

        To terminate your participation in the Plan, you must notify the Administrator that you wish to do so. Such notice should be sent to the address set forth in Question 4. To expedite your transaction request, please use the tear-off stub and business reply envelope enclosed with your monthly statement. Upon termination, you may elect to receive:

  •
  stock certificates for whole shares of common stock held for your Plan Account; or

  •
  a check for the net proceeds from the sale of all whole shares of common stock held in your Plan Account.

In either case, the Administrator will convert to cash any fractional shares held in your Plan Account at a price equal to 100% of the average of the daily open and close sales price per share, as reported by the New York Stock Exchange, of our common stock on the date of termination. If there is no trading in the Company's shares on the New York Stock Exchange on the date of termination, the Company, in its sole discretion, will determine the price per share on the date of termination. You will receive a check for the net proceeds of any fractional shares that have been converted to cash.

        The sale proceeds from the sale of whole shares will be net of any brokerage fees or commissions, a $15.00 handling fee and any applicable transfer or withholding taxes. The sale will be made by the Administrator for your account, at market, within ten business days after receipt of your request. If you elect instead to receive a stock certificate for whole shares held in your Plan Account, you must first pay the Administrator a $10.00 handling fee for each stock certificate ordered.

        Please note that if you sell or otherwise transfer shares enrolled in the Plan but not held in your Plan Account by the Administrator, participation in the Plan for those shares will terminate. However, any shares held in your Plan Account will continue to participate until you terminate their participation and receive either a stock certificate or a check, as explained above.

34.    When may a participant terminate participation in the Plan?

        You may request termination of your participation in the Plan at any time. However, you should allow for several weeks from the time you request termination until you receive a stock certificate for your shares held in the Plan, or a check for the net proceeds of their sale, as described in Question 33. Any dividends earned subsequent to the effective date of your termination will be paid to you by check unless you re-enroll in the Plan.

35.    May an individual's participation be terminated by the Company or the Administrator?

        The Company reserves the right to terminate the participation of any participant who, in the Company's sole discretion, is abusing the Plan or causing undue expense. Also, as described in Question 19, a request to sell shares, the sale of which would result in less than 25 shares remaining in your Plan Account, will be considered by the Administrator to be a request to terminate participation in the Plan. The Company also reserves the right to terminate the Plan with respect to participants in one or more jurisdictions (see Question 42).

Sales of Shares Registered in your Name

36.    What happens when a participant sells or transfers all of the shares registered in the participant's name?

        If you sell or transfer all the shares of common stock registered in your name, the Administrator will continue to reinvest any dividends received after your disposition of the shares (for example, if the shares of common stock are disposed of after the Record Date and before the Dividend Payment Date), subject to your right to withdraw from the Plan at any time. Also, the Administrator will continue to reinvest dividends on shares of common stock held for your account in the Plan.

37.    What happens when a participant sells or transfers some but not all of the shares registered in the participant's name?

        If you have elected the "Full Dividend Reinvestment" option described in Question 2, and you transfer or sell a portion of the shares registered in your name, then the Administrator will continue to reinvest the dividends on all of the shares which remain registered in your name.

        If you have elected the "Partial Dividend Reinvestment" option described at Question 2 by enrolling in the Plan only a portion of the shares you own, and you transfer or sell a portion of the shares registered in your name, then the Administrator will continue to reinvest the dividends on the remainder of the shares registered in your name up to the number of shares originally enrolled in the Plan. For example, if you requested the Company to enroll in the Plan 50 shares of the 100 shares registered in your name, and then you transferred or sold 25 shares, the Company would continue to reinvest the dividends on 50 shares. If instead, you transferred or sold 75 shares, the Company would continue to reinvest the dividends on all of the remaining 25 shares. If you later acquire additional shares registered in your name, those shares will automatically be enrolled in the Plan (and their dividends reinvested) so long as your total enrollment is less than your original enrollment request of 50.

        In all cases, after a sale or transfer of shares registered in your name, the Administrator will continue to reinvest dividends on Plan Shares held in your Plan Account.

Other Information

38.    If the Company has a rights offering, how will the rights on the Plan shares be handled?

        You will participate in any rights offering, based upon your total holdings of whole shares, including whole shares enrolled in the Plan and whole shares credited to your account under the Plan. Rights certificates will not be issued for fractional shares.

39.    What happens if the Company issues a dividend payable in stock or declares a stock split?

        Any dividend payable in stock or split shares distributed by the Company on shares of common stock enrolled in the Plan and on shares of common stock held in your Plan Account will be credited to your account. Stock dividends or split shares distributed on shares of common stock registered in your name but not enrolled in the Plan will be mailed directly to you in the same manner as to stockholders who are not participating in the Plan.

40.    How will a participant's shares held by the Administrator be voted at stockholders' meetings?

        Shares of common stock held by the Administrator for you will be voted as you direct.

        A proxy card will be sent to you in connection with any annual or special meeting of stockholders, as in the case of stockholders not participating in the Plan. This proxy will apply to all whole shares registered in your own name including those enrolled in the Plan, if any, as well as to all whole shares credited to your account under the Plan and, if properly signed, will be voted in accordance with the instructions that you give on the proxy card. If the proxy card is not returned, or if it is returned unsigned by you, none of your shares will be voted.

        As in the case of non-participating stockholders, if no instructions are indicated on a properly signed and returned proxy card, all of your whole shares—those registered in your name (including those enrolled in the Plan), and those credited to your account under the Plan—will be voted in accordance with the recommendation of the Company's management.

41.    What are the responsibilities of the Administrator and the Company under the Plan?

        The Administrator and the Company will not be liable under the Plan for any act done in good faith, or for any good faith omission to act, including, without limitation, any claim of liability arising with respect to the prices or times at which shares are purchased or sold for you or from failure to terminate your account upon your death or any change in the market value of the Company's common stock.

        You should not assume that the Company will pay dividends or pay them in any particular amount or on any particular date.

        You should recognize that neither the Administrator nor the Company can assure you of a profit or protect you against a loss on the shares of common stock purchased by you under the Plan.

42.    May the Plan be changed or discontinued?

        Notwithstanding any other provisions of the Plan, the Company reserves the right to amend, modify, suspend or terminate the Plan at any time, in whole or in part, or in respect to participants in one or more jurisdictions, without prior notice to, or the prior consent of, participants in the Plan. Notice of any material amendment or modification, or of any suspension or termination, will be mailed to all affected participants following the date of such amendment, modification, suspension or termination.

USE OF PROCEEDS

        The Company will not receive any proceeds from shares purchased on the open market. The Company intends to use the proceeds it receives from sales of newly issued shares and treasury shares for general corporate purposes, including purchasing additional properties or funding operating or capital expenses. The Company is unable to estimate the number of shares that will be sold, the total amount of proceeds that it will receive or the amount that will be devoted to any specific purposes.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The consolidated financial statements and schedule of Inland Real Estate Corporation as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2002 financial statements refers to a change in accounting for intangible assets.

LEGAL MATTERS

        Certain securities matters will be passed upon for the Company by Shefsky & Froelich Ltd., Chicago, Illinois. The validity of the shares offered by this Prospectus will be passed upon for us by Shapiro Sher Guinot & Sandler, Baltimore, Maryland.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        We are permitted to indemnify and pay or reimburse reasonable expenses of our directors or any affiliates for certain liabilities including any losses or liabilities arising from or out of an alleged violation of federal or state securities laws. We may indemnify our directors or any affiliates for liabilities or expenses arising from or out of an alleged violation of the federal or state securities laws by such party provided that one or more of the following conditions are met:

  •
  there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

  •
  the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

  •
  a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the SEC and of published opinions of the Tennessee Securities Division and any other state securities regulatory authority in which our securities are offered and sold as to the indemnification for securities law violations.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors or affiliates pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        No person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, the securities to which it relates in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. The delivery of this Prospectus does not imply that information herein is correct at any time subsequent to its date.

TABLE OF CONTENTS

PLAN SUMMARY	1
RISK FACTORS	2
ABOUT THIS PROSPECTUS	2
AVAILABLE INFORMATION	2
DOCUMENTS INCORPORATED BY REFERENCE	2
CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS	3
INLAND REAL ESTATE CORPORATION	4
TERMS AND CONDITIONS OF THE PLAN	4
Purpose	5
Investment Options	5
Benefits and Disadvantages	5
Administration	6
Eligibility and Enrollment	8
Costs	9
Purchases	9
Sales and Transfers of Shares Held in the Plan	11
Taxes	12
Reports to Participants	13
Certificates for Shares	13
Stock Certificate Custodian Service	14
Termination of Participation	14
Sale of Shares Registered in your Name	15
Other Information	16
USE OF PROCEEDS	17
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	18
LEGAL MATTERS	18
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	18

7,500,000 SHARES

INLAND REAL ESTATE CORPORATION

COMMON STOCK

Offered solely
in connection with our

DIVIDEND REINVESTMENT
PLAN

PROSPECTUS

July 30, 2004

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the estimated fees and expenses payable by us in connection with the issuance and distribution of the shares registered hereby:

Securities and Exchange Commission Registration Fee	$6,341
Printing and Mailing Expenses	15,000	*
Legal Fees and Expenses	7,500	*
Accounting Fees and Expenses	5,000	*
Miscellaneous	1,500	*

TOTAL	$35,341	*

*Estimated

Item 15.    Indemnification of Directors and Officers.

        Our Third Articles of Amendment and Restatement and Amended and Restated Bylaws authorize us, to indemnify and pay or reimburse reasonable expenses of our directors or affiliates (each an "Indemnified Party") to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland General Corporation Law, provided that: (i) the director or affiliate has determined, in good faith, as to the course of conduct which caused the loss or liability was in our best interest; (ii) the Indemnified Party was acting on our behalf or performing services on our part; (iii) the liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party, except that in the event the Indemnified Party is or was an independent director, the liability or loss must not have been the result of gross negligence or willful misconduct; and (iv) the indemnification or agreement to be held harmless is recoverable only out of our assets and not from our stockholders.

        We will not indemnify our directors or affiliates for losses, liabilities or expenses arising from or out of an alleged violation of the federal or state securities laws by such party unless one or more the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the SEC and the published opinions of any state securities regulatory authority in which our securities were offered and sold as to the indemnification for securities law violations.

        We may advance funds to persons entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on our behalf; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves our making of the advancement; and (iii) the Indemnified Party receiving any advances undertakes to repay the advanced funds to us, together with the applicable legal rate of interest, in cases in which the Indemnified Party is found not to be entitled to indemnification.

        We may purchase and maintain insurance on behalf of any Indemnified Party against any liability asserted which was incurred in any such capacity with us or arising out of such status. We shall not pay for the losses of any liability insurance which insures any person against liability for which he, she, or it could not be indemnified under our Third Articles of Amendment and Restatement or our Amended and Restated Bylaws.

        Neither the amendment nor the adoption of any other provision of our Third Articles of Amendment and Restatement or our Amended and Restated Bylaws shall apply to or affect in any respect the applicability of indemnification with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

        The foregoing discussion of our Third Articles of Amendment and Restatement and Amended and Restated Bylaws and of the Maryland General Corporation Law does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of our Third Articles of Amendment and Restatement and Amended and Restated Bylaws and of the Maryland General Corporation Law.

        To the extent that the indemnification shall apply to liabilities arising under the federal securities law, we have been advised that, in the opinion of the SEC, such indemnification in this case is contrary to public policy and, therefore, unenforceable.

Item 16.    Exhibits

        The following documents are filed as part of this registration statement:

Exhibit No.	Description
3.1	Third Articles of Amendment and Restatement of the Registrant (1)
3.2	Amended and Restated Bylaws of the Registrant (2)
4.1	Inland Real Estate Corporation Distribution Reinvestment Program (3)
4.2	Specimen Stock Certificate (filed herewith)
5.1	Opinion of Shapiro Sher Guinot & Sandler regarding the legality of the securities being registered (3)
23.1	Consent of Shapiro Sher Guinot & Sandler (filed herewith)
23.2	Consent of KPMG LLP (filed herewith)
24.1	Power of Attorney (included after signatures hereto)

(1)
Incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated July 1, 2000, as filed by the Registrant with the SEC on July 14, 2000 (file number 000-28382)

(2)
Incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed by the Registrant with the SEC on March 30, 2001 (file number 000-28382)

(3)
Incorporated by reference to Exhibit 5.1 to the Registrant's Registration Statement on Form S-3, as filed by the Registrant with the SEC on July 16, 2003 (file number 333-107077)

Item 17.    Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in any periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on July 30, 2004.

INLAND REAL ESTATE CORPORATION
By:	/s/ ROBERT D. PARKS Name: Robert D. Parks Title: President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert D. Parks and David J. Kayner and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cease to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

By: /s/ ROBERT D. PARKS Name: Robert D. Parks	Director, President and Chief Executive Officer	July 30, 2004
By: /s/ DANIEL L. GOODWIN* Name: Daniel L. Goodwin	Chairman of the Board	July 30, 2004
By: /s/ G. JOSEPH COSENZA* Name: G. Joseph Cosenza	Director	July 30, 2004
By: /s/ JOEL G. HERTER* Name: Joel G. Herter	Director	July 30, 2004
By: /s/ HEIDI N. LAWTON* Name: Heidi N. Lawton	Director	July 30, 2004
By: /s/ ROLAND W. BURRIS* Name: Roland W. Burris	Director	July 30, 2004
By: /s/ JOEL D. SIMMONS* Name: Joel D. Simmons	Director	July 30, 2004
By: /s/ MARK E. ZALATORIS Name: Mark E. Zalatoris	Executive Vice President, Chief Operating Officer and Treasurer	July 30, 2004

By: /s/ THOMAS H. MCAULEY Name: Thomas H. McAuley	Director	July 30, 2004
By: /s/ BRETT A. BROWN Name: Brett A. Brown	Chief Financial Officer	July 30, 2004
*By: /s/ ROBERT D. PARKS Name: Robert D. Parks, as attorney-in-fact

 EXHIBIT INDEX

Exhibit No.	Description
3.1	Third Articles of Amendment and Restatement of the Registrant (1)
3.2	Amended and Restated Bylaws of the Registrant (2)
4.1	Inland Real Estate Corporation Distribution Reinvestment Program (3)
4.2	Specimen Stock Certificate (filed herewith)
5.1	Opinion of Shapiro Sher Guinot & Sandler regarding the legality of the securities being registered (3)
23.1	Consent of Shapiro Sher Guinot & Sandler (filed herewith)
23.2	Consent of KPMG LLP (filed herewith)
24.1	Power of Attorney (included after signatures hereto)

(1)
Incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated July 1, 2000, as filed by the Registrant with the SEC on July 14, 2000 (file number 000-28382)

(2)
Incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed by the Registrant with the SEC on March 30, 2001 (file number 000-28382)

(3)
Incorporated by reference to Exhibit 5.1 to the Registrant's Registration Statement on Form S-3, as filed by the Registrant with the SEC on July 16, 2003 (file number 333-107077)

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INLAND REAL ESTATE CORPORATION DIVIDEND REINVESTMENT PLAN 7,500,000 Shares of Common Stock
RISK FACTORS
ABOUT THIS PROSPECTUS
AVAILABLE INFORMATION
DOCUMENTS INCORPORATED BY REFERENCE
CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS
INLAND REAL ESTATE CORPORATION
TERMS AND CONDITIONS OF THE PLAN
USE OF PROCEEDS
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
LEGAL MATTERS
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX